                                                                Exhibit 99.2

                                    NASD
                  LETTER OF ACCEPTANCE, WAIVER AND CONSENT
                               NO. CAF 040115

TO:      Department of Enforcement
         NASD

RE:      Edward D. Jones & Co., L.P., Respondent
         Member Firm
         (BD No. 250)

Pursuant to Rule 9216 of NASD Code of Procedure, Edward D. Jones & Co., L.P. ("Edward Jones" or the "Firm") submits this Letter of Acceptance, Waiver and Consent ("AWC") for the purpose of proposing a settlement of the alleged rule violations described in Part II below. This AWC is submitted on the condition that, if accepted, NASD will not bring any future actions against the Respondent alleging violations based on the same factual findings.

Respondent understands that:

1. Submission of this AWC is voluntary and will not resolve this matter unless and until it has been reviewed and accepted by NASD's Department of Enforcement and National Adjudicatory Council ("NAC") Review Subcommittee or Office of Disciplinary Affairs ("ODA"), pursuant to NASD Rule 9216.

2. If this AWC is not accepted, its submission will not be used as evidence to prove any of the allegations against Respondent; and

3.       If accepted:

         a. this AWC will become part of Respondent's permanent disciplinary record and may be considered in any future actions brought by NASD or any other regulator against Respondent;

         b. this AWC will be made available through NASD's public disclosure program in response to public inquiries about Respondent's disciplinary record;

         c. NASD may make a public announcement concerning this agreement and the subject matter thereof in accordance with NASD Rule 8310 and IM-8310-2; and

         d. Respondent may not take any action or make or permit to be made any public statement, including in regulatory filings or otherwise, denying, directly or indirectly, any allegation in this AWC or create the impression


                                Page 1 of 18              In Re Edward Jones


                  that the AWC is without factual basis. Nothing in this provision affects the testimonial obligations or right of Respondent to take legal or factual positions in litigation or other legal proceedings in which NASD is not a party.

Respondent also understands that Respondent's experience in the securities industry and disciplinary history may be factors that will be considered in deciding whether to accept this AWC. That experience and history are as follows:

         EDWARD D. JONES & CO., L.P. Edward Jones is a Missouri limited partnership that has been an NASD member firm since 1939. Edward Jones has been registered with the Securities and Exchange Commission ("SEC") as a broker-dealer pursuant to Section 15 of the Exchange Act since 1941. It also has been a member of the New York Stock Exchange ("NYSE") since 1982. Edward Jones' principal offices are located in St. Louis, Missouri. It has more than 8,000 branch offices staffed primarily by one or more registered Investment Representatives ("IRs") that provide retail brokerage services throughout the United States, Canada, and the United Kingdom. Edward Jones is the principal operating subsidiary of the Jones Financial Companies, L.L.L.P. ("Jones Financial"), a Missouri limited partnership whose limited partnership interests are registered under Section 12(g) of the Exchange Act. Jones Financial holds all of Edward Jones' partnership equity. Jones Financial is comprised of approximately 275 general partners, 5,021 limited partners, and 146 subordinated limited partners. Edward Jones' prior relevant disciplinary history includes the following:

              In September 2004, NASD censured and fined Edward Jones $200,000 for violations of NASD Conduct Rules 2110 and 3010 for using Edward Jones' bonus plan (by giving credits to IRs on the profit and loss statements prepared for each IR's office) to encourage IRs to recommend mutual fund and variable annuity purchases to customers through the use of margin loans and failing to establish and maintain a supervisory system to deter and prevent unsuitable recommendations as a result of the bonus incentives.


                                     I.

                         WAIVER OF PROCEDURAL RIGHTS

Respondent specifically and voluntarily waives the following rights granted under NASD's Code of Procedure:

         A. To have a Formal Complaint issued specifying the allegations against Respondent;


                                Page 2 of 18              In Re Edward Jones

         B. To be notified of the Formal Complaint and have the opportunity to answer the allegations in writing;

         C. To defend against the allegations in a disciplinary hearing before a hearing panel, to have a written record of the hearing made and to have a written decision issued; and

         D. To appeal any such decision to the NAC and then to the U.S. Securities and Exchange Commission and a U.S. Court of Appeals.

Further, Respondent specifically and voluntarily waives any right to claim bias or prejudgment of the General Counsel, the NAC, or any member of the NAC, in connection with such person's or body's participation in discussions regarding the terms and conditions of this AWC, or other consideration of this AWC, including acceptance or rejection of this AWC.

Respondent further specifically and voluntarily waives any right to claim that a person violated the ex parte prohibitions of Rule 9143 or the separation of functions prohibitions of Rule 9144, in connection with such person's or body's participation in discussions regarding the terms and conditions of this AWC, or other consideration of this AWC, including its acceptance or rejection.


                                     II.

                           ACCEPTANCE AND CONSENT

A. Respondent hereby accepts and consents, without admitting or denying the allegations or findings, and solely for the purposes of this proceeding and any other proceeding brought by or on behalf of NASD, or to which NASD is a party, prior to a hearing and without an adjudication of any issue of law or fact, to the entry of the following findings by NASD:

     1.  OVERVIEW

     Edward Jones is one of the largest sellers of brokerage-sold mutual funds in the United States. Half of all of Edward Jones' customers' assets are invested in mutual funds held in brokerage accounts and college savings plans established under Section 529 of the Internal Revenue Code ("529 plans"). Edward Jones' customers hold onto their investments for a lengthier period of time than customers at other broker-dealers. Edward Jones has selling agreements with approximately 240 mutual fund families which permit its IRs to sell at least 1,930 different mutual funds.

     Prior to the late 1980s, Edward Jones had internally designated certain of the mutual fund families with which it had selling agreements as "recommended." In the late 1980s, Edward Jones approached certain of those mutual fund families (the "Preferred Families") with which it


                                Page 3 of 18              In Re Edward Jones

     had long-standing relationships and sought to obtain revenue sharing from them. Edward Jones set an internal revenue sharing target of 25% of the advisory fees earned by those mutual fund families on the mutual fund assets purchased or held by Edward Jones' customers, plus, in most instances, an equity interest in their advisers or distributors.

     2.  THE PREFERRED MUTUAL FUND FAMILY PROGRAM

     By the early 1990s, six mutual fund families had agreed to make revenue sharing payments to Edward Jones. Between 1993 and 1996, Edward Jones removed one of these fund families and added two new fund families to the list of Preferred Families, raising the total number of Preferred Families to seven.

     Each of these fund families agreed to make revenue sharing payments to Edward Jones in varying amounts up to and in several cases meeting Edward Jones' target of 25% of the advisory fees for assets purchased or held by Edward Jones' customers. These fees were calculated in various ways and by various measures, including: a flat fee determined by the fund family based on the total fund assets held by Edward Jones' customers; 7.5 to 10 basis points of average fund assets held by Edward Jones' customers in a given year; 12.5 basis points on the gross sales of a Preferred Families' mutual funds made by Edward Jones to its customers in a given year; or 25% of the advisory fee attributable to the average assets of certain Preferred Families' mutual funds held by Edward Jones' customers in a given year. One of the Preferred Families also agreed to provide Edward Jones an equity interest of at least 5% in the distributor of its mutual funds if Edward Jones reached a certain threshold of sales of its mutual funds; this was later changed to profit participation.

     Revenue sharing was a material factor, among others, in the selection of at least two of the Preferred Families. Revenue sharing was also a material factor, among others, with respect to the retention of fund families as Preferred Families. Edward Jones periodically sought to renegotiate additional revenue sharing payments from its Preferred Families.

     Edward Jones' revenue sharing agreements with the Preferred Families are and have been highly profitable to Edward Jones. Between 1999 and the present, the Firm has collected tens of millions of dollars in revenue sharing payments from the Preferred Families each year. Most of these payments have been paid directly to Edward Jones from the assets of the advisers or distributors associated with the Preferred Families. However, for a portion of this time period, Edward Jones also received millions of dollars in directed brokerage commissions or "step-outs" from at least three of the Preferred Families for distribution of mutual fund shares. In these instances, the advisers of these Preferred Families instructed the brokerage firm executing portfolio transactions for their mutual funds to "step out" of the transactions and direct a portion of the commissions for the transactions to Edward Jones. These directed brokerage payments ceased in 2003.


                                Page 4 of 18              In Re Edward Jones

     Edward Jones distributed 11% to 13% of its net income, which includes revenue sharing, to its limited partners and 10% to 12% of its net income to its subordinated limited partners each year and the residual is distributed to the general partners. Thus, the majority of any revenue sharing received by Edward Jones, after operating expenses, was distributed to its general partners, some of whom make decisions regarding which mutual fund families become "Preferred Families" and others of whom are Edward Jones' top IRs who recommend Preferred Families to their customers. During 2003 alone, the revenue sharing received by Edward Jones was equivalent to 33% of the net income of Edward Jones' parent holding company, Jones Financial.

     Out of the approximately 240 mutual fund families with which Edward Jones has selling agreements, only the seven Preferred Families make revenue sharing payments to Edward Jones. These payments are in addition to standard sales loads, commissions, Rule 12b-1 fees, expense reimbursements, and sub-transfer-agent fees for maintaining customer account information. Edward Jones does not receive any revenue sharing payments from any non-preferred mutual fund families. Historically, 95% to 98% of Edward Jones' sales of mutual funds have been sales of the Preferred Families.

     Edward Jones and its partners have a financial incentive to internally promote the sales of mutual funds from the Preferred Families over other mutual funds that its IRs can sell. In addition, Edward Jones promoted to IRs the existence of revenue sharing by Preferred Families and encouraged IRs on a case-by-case basis to consider revenue sharing in making recommendations to their customers to purchase certain mutual funds.

     For example, during the relevant time period, Edward Jones' Director of Mutual Fund Marketing described his "greatest contribution to the Firm's bottom line" as "the Department's ability to continue the focus on selling preferred fund families and the subsequent leverage this gives us to negotiate revenue sharing programs with vendors." He also represented to the IRs that Edward Jones directly passes the revenue sharing income along to the "IRs who did the work to get the money in the first place."

     During the "rollouts" of the two newest Preferred Families, a general partner of the Firm also made broadcast presentations to IRs throughout the country further extolling the benefits the IRs receive from the revenue sharing agreements negotiated with these Preferred Families.

     At least one newsletter distributed by an Edward Jones regional leader, conveyed this message by describing how "[r]evenue sharing can contribute large benefits to the firm in terms of profit and bonus." In a January 2000 regional newsletter, a regional leader further promoted the sales of mutual funds from Preferred Families that provide revenue sharing payments over those that do not provide revenue sharing by describing how over a ten year period, an IR would receive an additional $256,369 in


                                Page 5 of 18              In Re Edward Jones

     profit from the sales of such mutual funds. During regional and other meetings, another of Edward Jones' regional leaders, who was also a general partner, encouraged IRs in his region to sell the mutual funds of one Preferred Family over the funds of another Preferred Family that paid less revenue sharing.

     Edward Jones' IRs receive credits for the amount of revenue sharing that Edward Jones receives from the IRs' proportionate sales and customer holdings of funds from the Preferred Families. These credits were not directly paid to IRs but were applied as a separate line item to the profit and loss statements ("P&Ls") prepared for each IR's office. These P&Ls are distributed monthly to the IRs and track their profitability to the Firm. An IR's profitability to the Firm determines whether the IR is successful at Edward Jones and is used as a factor in determining whether the IR will be considered for status as a limited partner. In addition, three times per year, Edward Jones' IRs are eligible to receive bonuses based, in part, on their overall profitability which is impacted by their revenue sharing credits. For an IR to receive a bonus in any of Edward Jones' three annual bonus periods, both the Firm and the particular IR's office must be profitable during the period. In addition, if an IR has worked for Edward Jones for more than 30 months, the IR also needs to make at least $4,000 in profits to become eligible for a bonus. Edward Jones' top-producing IRs have received as much as an additional $5,000 per bonus period as the part of their bonuses based on revenue sharing payments attributable to the IRs' sales and customer holdings of funds from Preferred Families to their retail customers.

     Edward Jones further offers "diversification contest" trips to its IRs two times each year. During these contests, the IRs can qualify for a trip by earning points based on, among other things, their sales of mutual funds. Once an IR earns a specific number of points, the IR "wins" a trip. Although the IRs generally can earn contest points for selling any mutual funds or other investment product, for a ninety-day period in the fall of 2002, Edward Jones only gave mutual fund contest points for the sale of a subset of mutual funds from the Preferred Families. One or more of the Preferred Families always participate in the sponsorship of the diversification trips and make one short training presentation for the IRs during each trip. Sponsorship of these trips and other meetings provide the Preferred Families with exclusive access to and visibility with the IRs.

     The Preferred Families receive certain benefits not otherwise available to non-preferred families. First, Edward Jones exclusively promotes the seven Preferred Families on its public website and exclusively provides links to the Preferred Families' websites on Edward Jones' internal computer system accessible only to its IRs. Second, Edward Jones exclusively lists the Preferred Families in sales literature and newsletters provided to its customers. Third, Edward Jones provides its IRs with research on only the seven Preferred Families and maintains a "Preferred Funds List" containing the names of approximately 110 mutual funds within the Preferred Families that Edward Jones' Product Review department recommends for sale to Edward Jones' retail customers. Only funds from the seven Preferred Families are considered for inclusion on this list. The Product Review department does not review


                                Page 6 of 18              In Re Edward Jones

     any mutual funds from fund families that are not Preferred Families for this "Preferred Funds List." Fourth, Edward Jones uses only the Preferred Families as examples in its internal training sessions for new IRs and only invites representatives from the Preferred Families to make presentations at these training sessions. Finally, Edward Jones facilitates exclusive direct access for the Preferred Families to its IRs for the dissemination of marketing materials and to answer IRs' questions regarding the funds offered by the Preferred Families.

     3. EDWARD JONES DID NOT DISCLOSE ITS FINANCIAL INCENTIVES TO SELL MUTUAL FUNDS FROM THE PREFERRED FAMILIES

     The mutual fund section of Edward Jones' public website lists only the seven Preferred Families and provides links to only the Preferred Families' websites. In addition, since approximately 1997, Edward Jones has claimed on its public website that it focuses on the seven Preferred Families because: "With nearly 11,000 mutual funds available, it can be difficult to know which fund(s) to pick. That's why at Edward Jones, we focus on seven preferred mutual fund families that share our same commitment to service, long-term investment objectives, and long-term performance."

     During the same time period, Edward Jones did not disclose on its website or in any other written document that it prepared, the revenue sharing, directed brokerage and other payments received from the Preferred Families for distribution of mutual fund shares as described above. Edward Jones has did not disclose the dimensions of the potential financial conflict created by these payments.

     Edward Jones and its IRs do not orally disclose to customers the revenue sharing, directed brokerage and other payments received by Edward Jones in connection with the distribution of mutual fund shares or the potential conflict of interests such payments create.

     Instead, Edward Jones claimed to rely on language contained in the Preferred Families' prospectuses and Statements of Additional Information ("SAIs") to disclose revenue sharing arrangements. At all relevant times, Edward Jones required its IRs to provide customers with a prospectus at the point-of-sale or with the confirmation of sale of any mutual fund; however, the Firm did not require its IRs to provide and IRs did not provide customers with copies of SAIs unless a customer specifically requested a copy.

     Many of the Preferred Families' prospectuses and SAIs fail to disclose adequate information about the source and the amount of the revenue sharing payments to Edward Jones and the dimensions of the resulting potential conflicts of interest. Although the Preferred Families' prospectuses and SAIs contained various disclosures concerning payments to broker-dealers distributing their funds, few of these disclosures adequately described Edward Jones' potential conflict of interest


                                Page 7 of 18              In Re Edward Jones

     During the relevant time period, Edward Jones also had not had sufficient procedures in place to ensure that someone with appropriate knowledge, experience, and authority reviewed the prospectuses and SAIs of the mutual funds offered by the Preferred Families to determine if they adequately disclose revenue sharing and directed brokerage payments made to Edward Jones or the other incentives offered to Edward Jones by the Preferred Families.

     4.  EDWARD JONES' 529 COLLEGE SAVINGS PLAN SALES AND DISCLOSURES

     Since 2000, Edward Jones has offered and sold 529 college savings plans to its customers. Offers and sales of 529 plans are municipal securities transactions. Prior to September 2004, Edward Jones stated on its public website that "the 529 plans available through Edward Jones" were three plans offered by three of its Preferred Families. Also, prior to September 2004, Edward Jones provided additional detailed information on its public website about only these three 529 plans. Edward Jones did not list or provide information on its website regarding any of the other numerous 529 plans that it could sell.

     Edward Jones currently has selling agreements with 14 mutual fund companies to sell their 529 plans. However, Edward Jones promotes only the 529 plans of the Preferred Families that offer 529 plans, two of which pay additional revenue sharing to Edward Jones for sales of 529 plans. Edward Jones expressly encourages its IRs to sell only the 529 plans of the Preferred Families. In internal notices to its IRs announcing the availability of 529 plans from non-preferred families, Edward Jones explicitly states: "Edward Jones will continue to promote only our preferred vendors' 529 plans...Although we have a selling agreement with [another 529 plan], they are not one of our preferred vendors. However, if one of your clients feel [sic] the advantages of [another 529 plan] are important factors in their decision, you can sell it." In addition, Edward Jones has made it easier for its IRs to sell and service the Preferred Families' 529 plans versus non-preferred 529 plans.

     At the same time, Edward Jones has failed to disclose on its website or in any other written documents prepared by Edward Jones, including confirmations of 529 plan sales, the material financial incentives to Edward Jones, its partners and its IRs to sell 529 plans from certain of the Preferred Families over other 529 plans that Edward Jones could sell.

     Based on the conduct described above, Edward Jones willfully violated:

         a. Section 17(a)(2) of the Securities Act which provides that it is "unlawful for any person in the offer or sale of any securities...by the use of any means or instruments of transportation or communication in interstate commerce or by use of the mails, directly or indirectly...to obtain money or property by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not


                                Page 8 of 18              In Re Edward Jones

                  misleading;" and by virtue of violating Section 17(a)(2), Edward Jones violated NASD Conduct Rule 2110.

         b. Rule 10b-10 under the Exchange Act, which provides in pertinent part that "it shall be unlawful for any broker or dealer to effect for or with an account of a customer any transaction in, or to induce the purchase or sale by such customer of, any security...unless such broker or dealer, at or before completion of such transaction, gives or sends to such customer written notification disclosing...the source and amount of any other remuneration received or to be received by the broker in connection with the transaction."

         c. Section 15B(c)(1) of the Exchange Act, which provides that "[n]o broker, dealer, or municipal securities dealer shall make use of the mails or any means or instrumentality of interstate commerce to effect any transaction in, or to induce or attempt to induce the purchase or sale of, any municipal security in contravention of any rule of the [Municipal Securities Rulemaking] Board."

     Edward Jones also violated NASD's Conduct Rule 2210 which, among other things, requires communications with the public, including websites and written documents provided to customers, to be fair and balanced, and not to omit important facts. This conduct also violated NASD Conduct Rule 2110.

     By virtue of its sales of 529 college savings plans, as described above, Edward Jones also contravened the dictates of Municipal Securities Rulemaking Board ("MSRB") Rule G-15, which requires a broker or dealer to send or give a written confirmation to its customer, at or before the completion of a municipal securities transaction, that discloses, among other things, either: "(A) the source and amount of any remuneration received or to be received...by the broker [or] dealer...in connection with the transaction from any person other than the customer, or (B) a statement indicating whether any such remuneration has been or will be received and that the source and amount of such other remuneration will be furnished upon written request of the customer." This conduct also violates Section 15B(c)(1) of the Exchange Act which requires broker-dealers to abide by MSRB rules with respect to municipal securities transactions.

     5. IMPROPERLY FAVORING THE SALE OF MUTUAL FUNDS ON THE BASIS OF BROKERAGE COMMISSIONS--VIOLATION OF NASD CONDUCT RULES 2830(k) AND 2110

     In addition to direct payments from the advisers or distributors of seven Preferred Families, from January 1999 through December 2003, Edward Jones received almost $18 million in directed brokerage from three of the Preferred Families. Each of these three Preferred Families routed portfolio trades to a clearing firm, and, as part of the trade settlement, included a commission payment (typically $.05 - $.06 per share) to the clearing firm. The clearing firm, in turn, retained a fee for its execution and


                                Page 9 of 18              In Re Edward Jones

     clearance services (typically $.01 per share) and credited the remainder of the commission payments to Edward Jones, in cash or as a credit due to the clearing firm for other Edward Jones business. These "step-out" arrangements were a part of Edward Jones' overall revenue sharing program through which Edward Jones favored the sale of Preferred Family mutual funds to its customers by, among other things, including funds from these fund families on its preferred fund list.

     Rule 2830(k) provides, in pertinent part:

         (1) No member shall, directly or indirectly, favor or disfavor the sale or distribution of shares of any particular investment company or group of investment companies on the basis of brokerage commissions received or expected by such member from any source, including such investment company, or any covered account.

                                    * * *
         (3) No member shall...request or arrange for the direction to any member of a specific amount or percentage of brokerage commissions conditioned upon that member's sale or promise of sales of shares of an investment company.

                                    * * *
         (6) No member shall,...(A) provide to salesmen, branch managers or other sales personnel any incentive or additional compensation for the sale of shares of specific investment companies based on the amount of brokerage commissions received or expected from any source;...(B) recommend specific investment companies to sales personnel, or establish "recommended," "selected," or "preferred" lists of investment companies..., if such companies are recommended or selected on the basis of brokerage commissions received or expected from any source; [or] (C) grant to salesmen, branch managers or other sales personnel any participation in brokerage commissions received by such member from portfolio transactions of an investment company whose shares are sold by such member,...if such commissions are directed by, or identified with, such investment company.(2)

     By virtue of the brokerage commission arrangements described above, Edward Jones violated NASD Conduct Rules 2830(k) and 2110.

--------
     2 As noted by the NASD in a recent rule filing with the SEC, NASD Conduct Rule 2830(k) "is designed to prevent quid pro quo arrangements in which brokerage commissions, which represent an asset of the fund, are used to compensate members for selling fund shares." See
     SR-NASD-2004-027, 2004 SEC LEXIS 2488 (Oct. 29, 2004).


                               Page 10 of 18              In Re Edward Jones

     6. UNLAWFUL SALES CONTEST--VIOLATION OF NASD CONDUCT RULES 2830(L), 2820(G), AND 2110

     Edward Jones holds a sales contest every six months awarding a diversification contest trip ("DivTrip") to IRs who successfully meet various sales goals. Winners choose from a list of up to 35 highly desirable "world-class" vacation destinations, such as Singapore, St. Martin, Davos, Biarritz, and Tortola. Edward Jones provides airfare, 5-star accommodations, and treats attendees to various activities such as skiing, golfing, fine dining, and tours. For one trip, billed as a "shopping spree," Edward Jones provided each IR with a $1,000 shopping allowance. Annually, over 3,500 IRs (accompanied by spouses) take such trips. The average value of each trip is approximately $5000.

     For the DivTrip contest beginning in October 2002, Edward Jones revised the contest rules so that only commissions on a subset of Edward Jones' preferred funds and certain variable annuities (the "Preferred Funds List") counted towards winning a DivTrip. Sales of other mutual funds and variable annuities, including certain funds in the Preferred Families that were not listed on the Preferred Fund list, did not earn sales credits needed to win a DivTrip. Indeed, Edward Jones changed the contest rules specifically to incent IRs to sell only the funds on the Preferred Funds List and Edward Jones expected the preferred wholesalers to promote only the listed funds and variable annuities when dealing with Edward Jones' IRs. Further, some IRs complained that "doing the right thing for the client" (by recommending non-preferred funds and variable annuities) penalized their chance to earn a DivTrip. Approximately halfway through the contest period, Edward Jones reverted to the prior contest rules, thereafter allowing IRs to earn sales credits for all mutual fund and variable annuities sales, not just preferred fund and variable annuity sales. However, when Edward Jones awarded DivTrips for the October 2002 contest, the Firm unlawfully credited specific product sales during the first half of the contest period.

     NASD Conduct Rules 2830(l) and 2820(g) govern non-cash compensation received by a member's associated persons in connection with sales contests. Rules 2830 (Investment Company Securities) and 2820 (Variable Contracts of an Insurance Company) require member firms to base sales contest awards on the total production of a registered representative with respect to all mutual funds and variable contracts distributed by the firm. Further, each rule requires that contest credit for each sale is equally weighted. These rules were established to avoid creating significant conflicts of interest that might compromise the requirement to meet the investment needs of the customer with the most appropriate investment product.

     Edward Jones, by excluding mutual funds and variable annuities that were not on the Preferred Funds List, created a product specific contest in which sales were not equally weighed for at least the first half of the contest period beginning in October


                               Page 11 of 18              In Re Edward Jones

     2002, in violation of NASD Conduct Rules 2830(l) and 2820(g). This conduct also violated NASD Conduct Rule 2110.

     7. FAILURE TO PRESERVE E-MAILS AND FAILURE TO RETAIN E-MAILS IN A READILY ACCESSIBLE PLACE FOR TWO YEARS--VIOLATIONS OF SECTION 17(a) OF THE EXCHANGE ACT AND RULE 17a-4 THEREUNDER AND NASD CONDUCT RULES 3110 AND 2110

     Edward Jones uses a number of electronic systems to communicate among and between its associated persons. These include "home office" e-mails (communications used within the home office, that is, by headquarters personnel located principally in St. Louis), "wires" (communications via the Firm's proprietary in-house computer system between IRs and Edward Jones' home office personnel), and Internet e-mails for registered representatives.

     Section 17(a)(1) of the Exchange Act requires broker dealers to "make and keep for proscribed periods" certain records, and SEC Rule 17a-4(b)(4) thereunder requires broker dealers to "preserve for a period of not less than three years, the final two years in an accessible place....[o]riginals of all communications received and copies of all communications sent...relating to [the broker dealer's] business as such." Further, NASD Rule 3110 requires members to comply with SEC Rule 17a-4.

     Despite the requirements to maintain copies of e-mails (and keep such copies readily accessible for two years), Edward Jones failed to preserve home office and wire e-mails for an eight-month period and failed to preserve internet e-mails for one year. Further, Edward Jones failed to retain home office e-mails sent and received during a nine-month period in a readily accessible place.

     These failures by Edward Jones constitute violations of Section 17(a) of the Exchange Act and Rule 17a-4 thereunder and NASD Conduct Rule 3110. Such failures are inconsistent with just and equitable principals of trade, and therefore, also violate NASD Conduct Rule 2110.

     8. EDWARD JONES FAILED TO SUPERVISE LATE TRADING--VIOLATIONS OF NASD CONDUCT RULES 3010 AND 2110

     Under the provisions of federal securities laws, mutual fund transactions received after 4:00 p.m. Eastern Standard Time ("EST") are to be given the next day's net asset value (NAV). Under a practice commonly known as late trading, a trader may seek to profit from market events that occur after 4:00 p.m. but that are not reflected in that day's price, by waiting until after 4:00 p.m. to place a trade order, but arranging to receive that day's NAV.

     Prior to November 2003, the Firm permitted IRs to enter mutual fund trades after 4:00 p.m. EST and still receive the same day's NAV. As a standard operating practice, trades entered in the Edward Jones' computer system after 4:00 p.m. EST were automatically assigned the next day's NAV. Under certain circumstances described below, however, the Firm allowed mutual fund transactions entered after 4:00 p.m. EST to be allocated the same day's NAV. These transactions were referred to as "released trades."


                               Page 12 of 18              In Re Edward Jones

     Prior to November 30, 2003, between 4:01 p.m. EST and 4:45 p.m. EST, the Firm allowed IRs to call the Service Division at Edward Jones Headquarters and request that a trade entered after the 4:00 p.m. EST be "released" and allocated the same day's NAV. In order to "release" the trade, a Service Division representative was required to secure the IR's certification that the trade order had been received prior to 4:00 p.m. EST.

     The Firm had between approximately 75 and 100 service specialists, and members of an internal support group, who had the ability to approve released trades. Between May 2003 and November 2003, the Firm identified approximately 8,700 instances where an order was entered, changed or cancelled after 4:00 P.M. and the execution price was based on the same day's NAV. Typically, the only question posed to the IR by the service representative was whether the IR received the order prior to 4:00 p.m. EST. Once the IR answered the question in the affirmative, the trade was released and allocated that day's NAV.

     Beyond released trades, the Firm also permitted trade corrections. If a transaction entered by an IR into the Firm's computer system prior to 4:00 pm EST had administrative errors, an IR was allowed to correct after the fact, among other things, the quantity and fund name of the mutual fund trade without any prior supervisory approval. Such trade corrections, however, were listed on reports provided to the IR's field supervision director (compliance supervisor).

     Edward Jones did not have adequate policies and procedures in place to approve released trades or to determine whether trades were legitimately allocated the same day's NAV until November 2003.

     The Firm failed to provide the service representatives with written policies and/or procedures delineating the criteria for approving released trades. Moreover, the Firm had no mechanism to document either requests made or approvals granted for the purpose of releasing late trades. Edward Jones also did not have polices and/or procedures for supervisory review of decisions to grant requests for released trades.

     The Firm's failure to adopt specific procedures in order to supervise this process properly, resulted in the Firm's inability to prevent and detect any abuse of this system by IRs and any unlawful late trading that may have existed. By this failure, Edward Jones violated NASD Conduct Rules 3010 and 2110.

     9. EDWARD JONES FAILED TO SUPERVISE OR TO ESTABLISH, MAINTAIN, AND ENFORCE ADEQUATE WRITTEN SUPERVISORY PROCEDURES AND SYSTEMS RELATED TO SALES OF PREFERRED FAMILY MUTUAL FUNDS AND 529 PLANS--VIOLATIONS OF NASD CONDUCT RULES 3010 AND 2110

     NASD Conduct Rule 3010 requires each member to assign responsibility for each type of business that the member conducts to an appropriately registered principal. Assigned supervisors are required to reasonably supervise activities under their purview. Rule 3010 also requires each member to establish both supervisory systems and written supervisory procedures specifically tailored to the member's business that address the activities of its registered and associated persons.


                               Page 13 of 18              In Re Edward Jones

     As described herein, Edward Jones did not reasonably supervise activities related to, inter alia, the sale of Preferred Family mutual funds and 529 plans, revenue sharing, directed brokerage, sales contests, the preservation and retention of e-mails, and late trading. Further, Edward Jones did not establish reasonable supervisory systems and procedures tailored to these activities. These failures constituted violations of NASD Rules 3010 and 2110.

B.       Sanctions

Simultaneously with this proceeding, the SEC and the New York Stock Exchange have instituted proceedings against Edward Jones. Edward Jones has agreed to pay disgorgement plus prejudgment interest of $37.5 million ("Disgorgement") and a civil monetary penalty in the amount of $37.5 million ("Penalties") to resolve the NASD, SEC and NYSE proceedings and such total payment of $75 million will be made as described in the SEC proceeding. Edward Jones has further consented to a censure and has agreed to the following undertakings:

         a. Edward Jones shall place and maintain on the mutual fund portion of its public website within 15 days of the date of Notice of Acceptance of this AWC disclosures regarding its Preferred Mutual Fund Family program ("program") to include: (i) the existence of the program; (ii) the mutual fund families participating in the program; (iii) the amount of revenue sharing payments that Edward Jones receives from each of the Preferred Families based on a reasonable estimate from historical experience, expressed in basis points or dollars; (iv) the total amount of revenue sharing payments (expressed in dollars) that Edward Jones receives annually, starting with the amount received in 2004 as of the date of Notice of Acceptance of this AWC and updated each year thereafter; (v) the source of such payments (fund assets, adviser, distributor, underwriter, etc.); (vi) that its IRs and the equity owners of the Firm may benefit financially from the revenue sharing payments Edward Jones receives; and (vii) that Edward Jones does not receive revenue sharing payments from any non-preferred mutual fund families.

         b. Edward Jones shall place and maintain on the college savings program portion of its public website within 15 days of the date of Notice of Acceptance of this AWC disclosures regarding its Preferred Mutual Fund Family program to include: (i) the existence of the program; (ii) an identification of the Preferred Families that pay Edward Jones revenue sharing for sales of 529 plans; (iii) the amount of revenue sharing payments that Edward Jones receives from each of these Preferred Families based on a reasonable estimate from historical experience, expressed in basis points or dollars; (iv) the total amount of revenue sharing payments (expressed in dollars) that Edward Jones receives annually, starting with the amount received in 2004 as of the date of Notice of Acceptance of this AWC and updated each year thereafter; (v) the source of such payments (fund assets, adviser, distributor, underwriter, etc.); (vi) that its IRs and the equity owners of the Firm may benefit financially from the revenue sharing payments


                               Page 14 of 18              In Re Edward Jones

         Edward Jones receives; and (vii) that Edward Jones does not receive revenue sharing payments from any non-preferred mutual fund families.

         c. Edward Jones shall send the information contained in paragraphs
         a. and b. above: (i) to its current customers within 60 days from the date of Notice of Acceptance of this AWC and annually thereafter; (ii) to new customers upon the opening of an account;
         (iii) in those cases where confirmations are sent out directly by Edward Jones, to all customers at or before the completion of each transaction in mutual funds and 529 plans, except that Edward Jones may send the information quarterly to customers purchasing mutual funds pursuant to a periodic plan in compliance with Exchange Act Rule 10b-10 and to customers purchasing 529 plans pursuant to a periodic municipal fund security plan in compliance with MSRB Rule G-15.

         d. Edward Jones shall devise and implement within 60 days of the date of Notice of Acceptance of this AWC a policy and set of procedures to ensure that Edward Jones is complying with its disclosure obligations under this AWC, the federal securities laws and the MSRB rules. The policy and procedures shall also ensure that all statements made on Edward Jones' public website comply with this AWC, the federal securities laws and the MSRB rules and are otherwise not misleading.

         e. Edward Jones shall devise and implement within 60 days of Notice of Acceptance of this AWC a policy and set of procedures to conduct comprehensive reviews of all prospectuses and SAIs issued by the Preferred Families on a regular basis to ensure that Edward Jones is in compliance with this AWC, the federal securities laws and the MSRB rules.

         f. Edward Jones shall devise and implement within 60 days of Notice of Acceptance of this AWC a policy and set of procedures to document the basis for its decisions to add or remove mutual fund families from its list of Preferred Families.

         g. Edward Jones shall devise and implement within 60 days of Notice of Acceptance of this AWC a policy and set of procedures for training its IRs regarding the disclosure of financial incentives that Edward Jones, its IRs, general partners and limited partners receive from each of the Preferred Families.

         h. Edward Jones shall retain, within 60 days of the date of Notice of Acceptance of this AWC, the services of an Independent Consultant not unacceptable to NASD Staff. Edward Jones shall exclusively bear all costs, including compensation and expenses, associated with the retention of the Independent Consultant. Edward Jones shall retain the Independent Consultant to conduct a comprehensive review of: (i) the adequacy of the policies and procedures that Edward Jones is required to devise and implement under this AWC; and (ii) whether Edward Jones' receipt and disclosure of revenue sharing


                               Page 15 of 18              In Re Edward Jones

         payments is in compliance with this AWC, the federal securities laws and the MSRB rules.

         i. Edward Jones shall further retain the Independent Consultant to, at the conclusion of the review, which in no event shall be more than 120 days after Notice of Acceptance of this AWC, submit to Edward Jones and to NASD Staff an Initial Report. The Initial Report shall address, at a minimum: (i) the adequacy of the policies and procedures that Edward Jones is required to devise and implement under this AWC; and (ii) whether Edward Jones' receipt and disclosure of revenue sharing payments is in compliance with this AWC, the federal securities laws and the MSRB rules. The Initial Report must include a description of the review performed, the conclusions reached, and the Independent Consultant's recommendations for modifications and additions to the policies and procedures devised and implemented by Edward Jones.

         j. Within 150 days from Notice of Acceptance of this AWC, Edward Jones shall in writing advise the Independent Consultant and the NASD Staff of the recommendations from the initial report that it is adopting and the recommendations that it considers to be unnecessary or inappropriate. With respect to any recommendation that Edward Jones considers unnecessary or inappropriate, Edward Jones shall explain why the objective or purpose of such recommendation is unnecessary or inappropriate and provide in writing an alternative policy, procedure, or system designed to achieve the same objective or purpose.

         k. With respect to any recommendation with which Edward Jones and the Independent Consultant do not agree, Edward Jones shall attempt in good faith to reach an agreement with the Independent Consultant within 180 days from the date of the entry of the Order. In the event that the Independent Consultant and Edward Jones are unable to agree on an alternative proposal, Edward Jones and the Independent Consultant shall jointly confer with NASD Staff to resolve the matter.

         l. Edward Jones shall further retain the Independent Consultant to conduct a follow up review and submit a written Final Report to Edward Jones and to NASD Staff no later than one year after Notice of Acceptance of this AWC. In the Final Report, the Independent Consultant shall address Edward Jones' compliance with this AWC, its implementation of the policies and procedures adopted under this AWC and make any further recommendations he or she deems necessary. Within 30 days of its receipt of the Independent Consultant's Final Report, Edward Jones shall adopt the recommendations contained in the Final Report.

         m. Within 60 days of the date of the Notice of Acceptance of this AWC, Edward Jones shall submit to the Independent Consultant for review (and simultaneously to the NASD staff) a plan ("Distribution Plan") pursuant to which the Independent Consultant shall administer and distribute the monetary sums ordered to be


                               Page 16 of 18              In Re Edward Jones

         paid pursuant to Section IV.C of the SEC Order. The Distribution Plan shall address how such monetary sums shall be distributed to benefit customers who purchased through Edward Jones mutual funds of the Preferred Families between January 1, 1999 and the date of the entry of this Order. The Distribution Plan shall not be unacceptable to the Independent Consultant. If the Independent Consultant finds that the Distribution Plan is unacceptable, Edward Jones shall attempt in good faith to reach an agreement with the Independent Consultant within 90 days of the entry of this Order. In the event that Edward Jones and the Independent Consultant are unable to agree on an alternative proposal, Edward Jones shall abide by the recommendation of the Independent Consultant. The final Distribution Plan shall be submitted, and must be acceptable, to the NASD Staff.

         n. Edward Jones shall cooperate fully with the Independent Consultant and shall provide the Independent Consultant with access to Edward Jones' files, books, records and personnel as reasonably requested by the Independent Consultant.

         o. For good cause shown, and upon receipt of a timely application from the Independent Consultant or Edward Jones, NASD staff may extend any of the procedural dates set forth above.

         p. To ensure the independence of the Independent Consultant, Edward
         Jones: (i) shall not have the authority to terminate the Independent Consultant, without the prior written approval of NASD Staff; (ii) shall compensate the Independent Consultant, and persons engaged to assist the Independent Consultant, for services rendered pursuant to this AWC at their reasonable and customary rates; (iii) shall not be in and shall not have an attorney-client relationship with the Independent Consultant and shall not seek to invoke the attorney-client privilege or any other doctrine or privilege to prevent the Independent Consultant from transmitting any information, reports, or documents to NASD staff.

         q. To further ensure the independence of the Independent Consultant, Edward Jones shall require the Independent Consultant to enter into an agreement that provides that for the period of the engagement and for a period of two years from completion of the engagement, the Independent Consultant shall not enter into any employment, consultant, attorney-client, auditing or other professional relationship with Edward Jones, or any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity. Any firm with which the Independent Consultant is affiliated in performance of his or her duties under this AWC shall not, without prior written consent of NASD Staff, enter into any employment, consultant, attorney-client, auditing or other professional relationship with Edward Jones, or any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity as such for the period of the engagement and for a period of two years after the engagement.


                               Page 17 of 18              In Re Edward Jones

                                    III.
                                OTHER MATTERS

A. Respondent understands that Respondent may attach a Corrective Action Statement to this AWC that is a statement of demonstrable corrective steps taken to prevent future misconduct. Respondent understands that Respondent may not deny the charges or make any statement that is inconsistent with the AWC in this Statement. This Statement does not constitute factual or legal findings by NASD, nor does it reflect the views of NASD or its staff.

B. Respondent agrees to pay any monetary sanctions imposed upon notice that this AWC has been accepted and that such payments are due and payable and has attached an Election of Payment form showing the method by which Respondent proposes to pay any fine imposed.

C. Respondent specifically and voluntarily waives any right to claim an inability to pay, now or at any time hereafter, any monetary sanction imposed in this matter.

Respondent certifies that the Respondent has read and understands all of the provisions of this AWC and has been given a full opportunity to ask questions about it, and that no offer, threat, inducement, or promise of any kind, other than the terms set forth herein, has been made to induce Respondent to submit it.


12/20/04
--------------------                     -------------------------
DATE                                     Edward D. Jones & Co., L.P.

                                     By: /s/ Steve Novik
                                         -------------------------
                                         Steve Novik
                                         Treasurer, on behalf of EDJ Holding
                                         Company, Inc., Sole Partner,
                                         Edward D. Jones & Co., L.P.
Reviewed by:

/s/ Brandon Becker
-----------------------
Brandon Becker
Wilmer Cutler Pickering Hale and Dorr, LLP (Counsel for Edward Jones)


Accepted by NASD:



-----------------                    -----------------------------
Date                                 Vice-President, Department of Enforcement
                                     Signed on behalf of the Director of ODA, by delegated authority


iEnforcement 15166 v15


                               Page 18 of 18              In Re Edward Jones